EXHIBIT 3.12

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF

SPECTRUM HEALTHCARE NATIONWIDE, INC. DATED DECEMBER 10, 2002

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

SPECTRUM HEALTHCARE NATIONWIDE, INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation (the “Corporation”) adopts the following Certificate of Amendment to its Certificate of Incorporation:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.

The resolutions setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

I. The name of the Corporation is AMERICAN CLINICAL RESOURCES, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

FOURTH: That the capital of the Corporation shall not be reduced under or by any reason of said amendment.

Dated this 10 day of December, 2002.

SPECTRUM HEALTHCARE NATIONWIDE, INC.

By	/s/ Cathy Vivirito
Its:	President
Cathy Vivirito

and

By	/s/ John R. Stair
Its:	Assistant Secretary
John R. Stair

CERTIFICATE OF INCORPORATION

OF

SPECTRUM HEALTHCARE NATIONWIDE, INC.

FIRST: The name of the corporation is Spectrum Healthcare Nationwide, Inc.

SECOND: The registration office of the corporation is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall be authorized to issue 1,000 share all of which are to be of one class with a par value of $1.00 per share.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Address
Tracy Bartoli	12647 Olive Blvd.
St. Louis, MO 63141

SIXTH: Elections of directors need not be by written ballot.

SEVENTH: The original by-laws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the by-laws of the corporation.

EIGHTH: Whenever a compromise or an arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors class of creditors, and/or the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINETH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of May, 2001.

/s/ Tracy Bartoli
TRACY BARTOLI
INCORPORATOR